EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Drills 62.5 Metres of 1.48 g/t Gold at Lookout Mountain; Expands South Eureka Drill Program

Coeur d’Alene, Idaho – September 29, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced significant assay drill results from its ongoing 30,000-foot drill program at the Lookout Mountain Project near Eureka, Nevada. These results are expected to substantially increase the Lookout Mountain NI 43-101 Measured and Indicated resource estimate(1) of 286,000 ounces of gold and the Inferred resource estimate(1) of 206,000 ounces of gold.

Paul Dircksen, Timberline’s President and CEO said, “We are very excited by these results that demonstrate continuity and expansion of our resource to the south of Lookout Mountain toward the South Adit area at higher grades than we have seen in the past.  These gold grades, mineral continuity, and positive metallurgical characteristics achieved to date strongly support our stated objectives of increasing the gold resource at Lookout Mountain and advancing the project toward development of a low cost, run-of-mine heap leach gold producer.”

Timberline has, based on the positive drill results received to date, expanded its 2011 Drill Program for the Lookout Mountain Project and the greater South Eureka Property to include the addition of approximately 15,000 feet of drilling, for a total of 45,000 feet.  This expanded drill program will focus on the following areas:

•

Follow-up on the current drill results to substantiate potential resource expansion extending south of the Lookout Mountain resource area by approximately 1,000 feet;

•

Follow-up on drill results in the South Adit Area with additional infill and extension drilling to expand the current strike extent, to serve as the basis for geologic modeling, and to generate a resource estimate for that area;

•

Limited drill testing of targets outside of the Lookout Mountain area in order to initiate the generation of new resource centers within the South Eureka Property;

•

Continue to drill test the west side of the Lookout Mountain resource area to further define the mineralized boundaries, establish potential pit boundaries, and define waste to ore boundaries.

Drill hole locations for past and future drilling may be viewed by referring to the maps at http://timberline-resources.com/main.php?page=194

The following table summarizes significant drill intercepts for this reporting period with the highest value intercepts highlighted in yellow:

Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-096	105	205	0.043	32.0	62.5	1.48	83%
Including	105	60	0.076	32.0	18.3	2.60	78%
Including	120	30	0.109	36.6	9.1	3.73	92%
Including	175	130	0.032	53.3	39.6	1.10	88%
Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-099	120	160	0.034	36.6	48.8	1.15	76%
Including	125	55	0.029	38.1	16.8	0.98	82%
Including	195	60	0.056	59.4	18.3	1.93	83%
Including	230	15	0.126	70.1	4.6	4.33	90%
BHSE-100	330	135	0.018	100.6	41.1	0.64	77%
BHSE-102	25	20	0.017	7.6	6.1	0.58	90%
BHSE-102	135	95	0.055	41.1	29.0	1.89	95%
Including	160	55	0.090	48.8	16.8	3.34	95%
Including	195	5	0.668	59.4	1.5	22.92	100%
BHSE-103	10	10	0.022	3.0	3.0	0.72	100%
BHSE-103	255	35	0.025	77.7	10.7	0.88	92%
BHSE-104	110	175	0.034	33.5	53.3	1.18	95%
Including	115	50	0.024	35.1	15.2	0.83	100%
Including	175	110	0.043	53.3	33.5	1.48	92%

Notes:

(1)

Measured & Indicated: 13,640,000 tons (12,374,000 tonnes) grading 0.021 opt (0.73 g/t) gold

Inferred:  16,420,000 tons (14,896,000 tonnes) grading 0.012 opt (0.42 g/t) gold

The effective date of the Lookout Mountain gold resources is February 15, 2011.

(2)

True widths of the drill intercepts have not been determined

(3)

Troy ounces per ton (opt) and grams per tonne (g/t)

The Company has two drills actively turning at South Eureka to accomplish the expanded 2011 drilling program.  As part of this program, the Company is testing targets at the Windfall area on the east side of the South Eureka Property where the Company expects to generate additional resources.

Paul Dircksen, Timberline’s Executive Chairman, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program, including the insertion of certified standards and blank material into the assay stream.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their ISO-9001 certified assay lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.  ALS Chemex, an ISO-9001 certified assay lab, provides check assays for mineralized intervals with gold assays above 100 ppb gold.

2 | TIMBERLINE RESOURCES

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is slated to commence early in 2012.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.  The Company also holds Timberline Drilling, a wholly-owned subsidiary that provides diamond drilling services and cash flow from underground and surface contract drilling operations.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing or results of the Company’s drill programs at Butte Highlands and South Eureka, the timing of assay results from such drilling programs being released, the district-scale potential of the South Eureka project, the expansion of the mineralization at the South Eureka project, the timing of a production decision at the South Eureka project, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, results of the Company’s drilling subsidiaries, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

3 | TIMBERLINE RESOURCES